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                                                                      EXHIBIT 10

                              AMENDED AND RESTATED
                         RELEASE AND INDEMNITY AGREEMENT

        RELEASE AND INDEMNITY AGREEMENT (this "Agreement") dated as of November 3, 1997, by and among Oppenheimer Group, Inc., a Delaware corporation ("Opgroup"), CIBC Wood Gundy Securities Corp., a New York corporation ("CIBC"), Oppenheimer Financial Corp., a Delaware corporation ("Opfin"), and PIMCO Advisors L.P., a Delaware limited partnership ("PIMCO LP").

                               W I T N E S S E T H

        WHEREAS, certain capitalized terms used herein are defined in Section 1 hereof;

        WHEREAS, Opgroup, Oppenheimer Equities, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Opgroup ("Equities"), and CIBC have entered into a Stock Acquisition Agreement (the "CIBC Agreement"), dated as of July 22, 1997, as amended, providing for the acquisition of all of the stock of Oppenheimer Holdings, Inc. a Delaware corporation and an indirect wholly-owned subsidiary of Opgroup ("Holdings"), by CIBC from Equities (the "CIBC Acquisition");

        WHEREAS, Opgroup, Opfin, PIMCO LP and PIMCO Advisors Transitory Merger LLC ("Transitory Sub") have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, providing for the merger of Transitory Sub with and into Opgroup (the "Merger");

        WHEREAS, PIMCO LP, Transitory Sub, Opgroup, Opfin and each Opgroup Subsidiary are sometimes referred to collectively herein as the "PIMCO Group", and CIBC, Holdings, Opco and Advantage Advisers (exclusive of the business to be transferred to Value Advisors pursuant to the terms of the Merger Agreement, and exclusive of the Excluded Affiliates), and the Subsidiaries of Advantage Advisers, are sometimes referred to collectively herein as the "CIBC Group".



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        WHEREAS, the CIBC Group is acquiring the Brokerage Business and the
PIMCO Group is acquiring the Money Management Business, in each case from the same sellers;

        WHEREAS, it is the intention of the parties that each of the CIBC Group and the PIMCO Group release the other from any claims of one group against the other attributable to the operation of the Brokerage Business and the Money Management Business, respectively, prior to the Effective Time, and to provide for reciprocal indemnities between the PIMCO Group and the CIBC Group for claims by third parties attributable to the business of the other prior to the Effective Time;

        NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, the parties agree as follows:

        1. DEFINITIONS.

                (a) General. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                "Advantage Advisers" shall mean Advantage Advisers, Inc., a Delaware corporation.

                "Authorized Representative" shall mean the person appointed by Opgroup prior to the Acquisition and such person's successor (if any), who shall be appointed by the Managing Trustees.

                "Brokerage Business" shall mean the businesses conducted by Holdings, Opco and Advantage Advisers, or any of their respective Subsidiaries (exclusive of the business to be transferred to Value Advisors pursuant to the terms of the Merger Agreement).

                "CIBC" shall have the meaning set forth in the preamble to this Agreement.

                "CIBC Acquisition" shall have the meaning set forth in the recitals to this Agreement.

                "Effective Time" shall have the meaning ascribed to such term in the Merger Agreement.

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                "Excluded Affiliates" shall have the meaning assigned to such term in the CIBC Agreement.

                "Indemnified Party" shall mean any Person which is seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

                "Indemnifying Party" shall mean any party hereto from which an Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

                "Indemnity Trust" shall have the meaning assigned thereto in the Merger Agreement.

                "Losses" shall mean any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, judgments, awards or demands (but not including Tax Liabilities) that are imposed upon or otherwise incurred, suffered or sustained by the relevant party and asserted by a third party.

                "Merger" shall have the meaning set forth in the recitals to this Agreement.

                "Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

                "Merger Date" shall mean the date on which the Merger occurs.

                "Money Management Business" means the business conducted by Opgroup and its Subsidiaries prior to the Effective Time, exclusive of the Brokerage Business.

                "Opco" shall mean Oppenheimer & Co., Inc., a Delaware corporation.

                "Opgroup" shall have the meaning set forth in the preamble to this Agreement.

                "Opgroup Subsidiary" shall have the meaning assigned thereto in the Merger Agreement.

                "Overpayment Rate" shall mean a rate of 10% per annum.

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                "Person" shall mean and include any individual, partnership, limited liability company, joint venture, corporation, association, joint stock company, trust, unincorporated organization or similar entity.

                "PIMCO LP" shall have the meaning set forth in the preamble to this Agreement.

                "Present Value Benefit" shall have the meaning set forth in the Merger Agreement.

                "Seller Trust" shall have the meaning assigned thereto in the CIBC Agreement.

                "Subsidiary" shall have the meaning assigned thereto in the Merger Agreement.

                "PIMCO" shall have the meaning set forth in the preamble to this Agreement.

                "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, goods and services, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, documentary stamp, occupation, property, mortgage recording and estimated taxes, together with any interest, penalties, or additions thereto imposed by any governmental taxing authority (domestic or foreign).

                "Tax Liabilities" shall mean all liabilities for Taxes.

                "Value Advisors" shall mean Value Fund Advisors, LLC, a Delaware limited liability company.

                (b) Other Definitional Provisions.

                        (1) From and after the Effective Time, the term "PIMCO Group" shall be deemed to include Value Advisors.

                        (2) Any terms used but not defined in this Agreement shall have the meanings ascribed thereto in the Merger Agreement.

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                (3) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                (4) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

        2.  Releases.
            --------

            (a) Release by PIMCO Group. Effective at the Effective Time, each member of the PIMCO Group hereby releases and absolutely and forever discharges each member of the CIBC Group and their respective shareholders, directors, officers, employees, affiliates, agents and successors, of and from any and all claims, demands, damages, debts, liabilities, accounts, loss of profits, loss of goodwill, obligations, costs, expenses, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, choate or inchoate, existing on or arising prior to the Effective Time, which it has, owns or holds, or at any time [may ever have, against any member of the CIBC Group with respect to the Brokerage Business (other than Losses arising from claims against the PIMCO Group by third parties in connection with the Brokerage Business).

            (b) Release by CIBC Group. Effective at the Effective Time, each member of the CIBC Group hereby releases and absolutely and forever discharges each member of the PIMCO Group and their respective shareholders, directors, officers, employees, affiliates, agents and successors, of and from any and all claims, demands, damages, debts, liabilities, accounts, loss of profits, loss of goodwill, obligations, costs, expenses, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, choate or inchoate, existing on or arising prior to the Effective Time, which it has, owns or holds, or at any time may ever have, against any member of the PIMCO Group with respect to the Money Management Business (other than Losses arising from claims against the CIBC Group by third parties in connection with the Money Management Business).


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                (c) Certain Restrictions. Nothing in this Section 2 shall be deemed a release by any party of any provisions of this Agreement or the Transition Agreement.

        3. INDEMNIFICATION.

                (a) Indemnification by PIMCO LP. Except as limited by Section 3(e) hereof, PIMCO LP shall indemnify and hold harmless CIBC and its shareholders, directors, officers, employees, affiliates, agents and successors from and against all Losses, whether arising prior to the Effective Time or thereafter, of any member of the CIBC Group arising from the operation of the Money Management Business prior to the Effective Time.

                (b) Indemnification by CIBC. Except as limited by Section 3(e) hereof, CIBC shall indemnify and hold harmless PIMCO LP and its shareholders, directors, officers, employees, affiliates, agents and successors from and against all Losses, whether arising prior to the Effective Time or thereafter of any member of the PIMCO Group arising from the operation of the Brokerage Business prior to the Effective Time.

               (c) Payment. If the Indemnifying Party is required to indemnify the Indemnified Party pursuant to this Section 3, the Indemnified Party shall submit its calculations of the amount required to be paid pursuant to this
Section 3 (which shall be net of the Present Value Benefit realized or realizable by the Indemnified Party), showing such calculations in sufficient detail so as to permit the Indemnifying Party to understand the calculations. Subject to the following sentence, the Indemnifying Party shall pay to the Indemnified Party, no later than 10 days after the Indemnifying Party receives the Indemnified Party's calculations, the amount that the Indemnifying Party is required to pay the Indemnified Party under this Section 3. If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within 10 days after receiving such calculations.

                (d) No Duplication. No payments pursuant to this Section 3 shall be duplicative of (i) any payments under Article X of the Merger Agreement or vice versa or (ii) any payments under Article VIII of the CIBC Agreement or vice versa. To the extent that, without regard to this Section

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3(d), any Person has a right to be indemnified under both this Agreement and the
Merger Agreement (or both this Agreement and the CIBC Agreement) with respect to any Loss, such Person's indemnification right with respect to such Loss shall be governed exclusively by this Agreement.

                (e) Tax Matters Are Not Covered Hereby. Notwithstanding anything herein to the contrary, no release or indemnification shall be provided herein for claims with respect to Taxes and/or Tax Liabilities, which are the subject of that certain Tax Indemnity Agreement of even date herewith.

                Any payments by PIMCO LP pursuant to this Agreement shall be considered to have been made on behalf of, and in lieu of actual contribution of funds to, OpGroup. Any indemnification payments by CIBC pursuant to this Agreement shall be considered to have been made to OpGroup.

        4. COOPERATION; MAINTENANCE AND RETENTION OF RECORDS. From and after the Effective Time, the members of the PIMCO Group and the CIBC Group, respectively, shall provide any Indemnifying Party such assistance and documents as may be reasonably requested by such party in connection with any matter that is a subject of this Agreement, and the requesting party shall pay any reasonable out-of-pocket expenses incurred in connection therewith.

        5. PROCEEDINGS.

                (a) Notice. An Indemnified Party shall promptly notify the Indemnifying Party in writing of any communication with respect to any pending or threatened claim in connection with a Loss (or an issue related thereto) for which the Indemnifying Party may be responsible (an "Indemnifiable Action"). The Indemnified Party shall include with such notification a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, so received by it or its affiliates. The failure of the Indemnified Party timely to forward such notification in accordance with the immediately preceding sentence shall not relieve the Indemnifying Party of its obligation to pay such Loss, except to the extent that the failure timely to forward such notification materially prejudices the ability

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of the Indemnifying Party to contest such Loss or increases the amount of such
Loss.

                (b) Defense. The Indemnifying Party shall have the right, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with (collectively, "Defend") any Indemnifiable Action which relates to any Loss indemnified against hereunder; provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, and provided further, that, if the Indemnifying Party elects not to Defend the proceeding, the Indemnified Party may Defend same, and the Indemnifying Party shall reimburse the Indemnified Party, quarterly, upon presentation of invoices showing payment(s), for the Indemnified Party's actual out-of-pocket expenses (including legal expenses) incurred in connection with such defense. An Indemnified Party may, at its option and at its sole expense, join in the defense of any Indemnifiable Action, even if such action is already being defended by the Indemnifying Party.

        6. PAYMENTS. Any payment required by this Agreement that is not made on or before the date provided hereunder shall bear interest after such date at the Overpayment Rate. All payments made pursuant to this Agreement shall be made in immediately available funds.

        7. AMENDMENT. This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

        8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to choice of law principles, including matters of construction, validity and performance.

        9. NOTICES. Notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand or by telecopy or on the date of

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receipt indicated on the return receipt if mailed (registered or certified, return receipt requested, properly addressed and postage prepaid):

               If to CIBC, to:

               CIBC Wood Gundy Securities Corp.
               425 Lexington Avenue
               New York, NY 10017
               Attention:       General Counsel
               Facsimile:       (212) 856-4283

               with a copy to:

               Mayer, Brown & Platt
               1675 Broadway
               New York, NY 10019
               Attention:       James B. Carlson, Esq.
               Facsimile:       (212) 262-2792

               If to PIMCO LP, to:

               PIMCO Advisors L.P.
               800 Newport Center Drive, Suite 100
               Newport Beach, California 92660
               Attention:       General Counsel
               Facsimile:       (714) 717-7076

               with a copy to:

               Latham & Watkins
               650 Town Center Drive
               Costa Mesa, California 92626
               Attention:       David C. Flattum, Esq.
               Facsimile:       (714) 755-8290

               If to the Indemnity Trust or the Seller Trust, to:

               The Indemnity Trust or Seller Trust
               Oppenheimer Tower
               World Financial Center
               200 Liberty Street
               New York, New York 10281
               Attention:       Roger W. Einiger and
                                Robert I. Kleinberg, Esq.
               Telephone:       (212) 667-7300
               Telecopy:        (212) 945-2369

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               With a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY 10153
               Attention:        Robert Todd Lang, Esq.
               Facsimile:        (212) 310-8007

Such names and addresses may be changed by notice given in accordance with this
Section 9.

        10. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

        11. HEADINGS; REFERENCES. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        12. COUNTERPARTS. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

        13. PARTIES IN INTEREST; ASSIGNMENT; SUCCESSOR. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        14. SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may

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enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

        15. EFFECTIVE DATE. This Agreement shall become effective upon the occurrence of the CIBC Acquisition; provided, however, that it shall terminate and be null and void and of no force and effect with respect to the rights and obligations of Opgroup and PIMCO LP upon any termination of the Merger Agreement.

        16. OTHER AGREEMENTS NOT AFFECTED HEREBY. Nothing contained in this Agreement shall be deemed to enlarge, diminish, or otherwise modify, in any way, the rights and obligations of the parties under the Merger Agreement or the CIBC Agreement.

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             IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first written above.

                                    OPPENHEIMER GROUP, INC.

                                    By:    [SIG]
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    CIBC WOOD GUNDY SECURITIES CORP.

                                    By:    [SIG]
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    PIMCO ADVISORS L.P.

                                     By:   [SIG]
                                        ---------------------------------------
                                        Name:
                                        Title:

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